George Brenner
Certified Public Accountant
9300 Wilshire Boulevard, Suite 480
Beverly Hills, California 90212

August 18, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect -  Form SB-2

Dear Sir/Madame:

As a certified public accountant, I hereby consent to the inclusion in this Form SB-2 Registration
Statement of my report dated April 7, 1999 in Betting, Inc.'s Form 10-KSB for the fiscal year ended
August 31, 1998, and to all references to my firm included in this Registration Statement.

Sincerely,


	/s/  George Brenner
							George Brenner, C.P.A.